Exhibit 11.0



                    MONOCACY BANCSHARES, INC. AND SUBSIDIARY


                      Information used in the computation
                         of net income per common share





                                                                Nine Months Ended         Three Months Ended
                                                                  September 30,              September 30,
                                                                  -------------              -------------
                                                                1997         1996           1997         1996
                                                                ----         ----           ----         ----
Net income                                                  $1.636,627     $1,278,643   $  390,963    $  308,444
                                                            ==========     ==========   ==========    ==========
Weighted average common shares outstanding                   1,621,319      1,606,785    1,624,677     1,609,561
                                                             =========     ==========   ==========    ==========

Earnings per common share                                        $1.01           $.80         $.24          $.19
                                                                 =====           ====         ====          ====